EXHIBIT 24
DIRECTORS AND OFFICERS
POWER OF ATTORNEY
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:	Jo-Ann Stores, Inc.
Commission File No. 1-6695
1934 Act Filings on Form 10-K
For Fiscal Year Ended January 28, 2006
Gentlemen:
The above Company is the issuer of securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Act”). Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that Alan Rosskamm, James Kerr, and each of them, are authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission such filings on Form 10-K as are required by the Act. Each person so signing also confirms the authority of Alan Rosskamm, James Kerr, and each of them, to do and perform on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

	Date		Date
/s/ ALAN ROSSKAMM	April 13, 2006	/s/ PATRICIA MORRISON	April 13, 2006

Alan Rosskamm		Patricia Morrison

/s/ JAMES KERR	April 13, 2006	/s/ FRANK NEWMAN	April 13, 2006

James Kerr		Frank Newman

/s/ SCOTT COWEN	April 13, 2006	/s/ BERYL RAFF	April 13, 2006

Scott Cowen		Beryl Raff

/s/ IRA GUMBERG	April 13, 2006	/s/ GREGG SEARLE	April 13, 2006

Ira Gumberg		Gregg Searle

		/s/ TRACEY T. TRAVIS	April 13, 2006

Tracey T. Travis